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                                                                    EXHIBIT 99.2
                                   SPCO, INC.

                              STOCKHOLDER CONSENT

  PURSUANT TO SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW, THE UNDERSIGNED, BEING ALL OF THE STOCKHOLDERS OF SPCO, INC., A DELAWARE CORPORATION, DO HEREBY:

  (i) approve and consent to the approval of the Merger and Stock Purchase Agreement dated as of November 9, 1994, among Sequoia Systems, Inc., Sequoia Acquisition Corporation, SPCO, Inc. and Keystone International, Inc., as amended as of February 7, 1995; and

  (ii) hereby acknowledge receipt of the Proxy Statement/Prospectus dated February , 1995 of Sequoia Systems, Inc. relative to said Merger and Stock Purchase Agreement and the issuance of shares of Common Stock of Sequoia Systems, Inc. to the undersigned stockholders of SPCO, Inc. pursuant to said Merger and Stock Purchase Agreement.

  This Consent has been executed in one or more counterparts on the date indicated opposite the name of each stockholder.

             Stockholder                            Date of Execution
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995
_____________________________________   ______________________________ , 1995